Exhibit 4.2

STATE OF NORTH CAROLINA
                                        CCB FINANCIAL CORPORATION
                                        RETIREMENT SAVINGS PLAN
COUNTY OF DURHAM
                                        THIRD AMENDMENT

THIS AGREEMENT, made and entered into by CCB Financial
Corporation, a corporation duly organized and existing under the laws of the State of North Carolina.

                         WITNESSETH:

CCB Financial Corporation agrees that the CCB Financial
Corporation Retirement Savings Plan be hereby further amended, effective May 19, 1995, as follows:

1. Delete Section 1.21 INDIVIDUAL ACCOUNT and substitute in lieu thereof a new Section which shall read as follows:

          Section 1.21 INDIVIDUAL ACCOUNT - The words "Individual
     Account" shall mean the account records maintained for each Participant pursuant to Articles IV, V, and XI, and consisting of the following subaccounts:

     a. Voluntary Account - The detailed records kept of amounts, including the voluntary contributions made by each Participant, and basic contributions made prior to January 1, 1985 in accordance with the terms of the Plan in effect then, and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

     b. Matching Account - The detailed records kept of amounts, including matching contributions and profit sharing contributions made prior to October 1, 1993, and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan. Prior to October 1, 1993, this Account was known as the "CCBF Contributions Account".

     c. Tax Deferred Account - The detailed records kept of amounts, including tax deferred contributions made on behalf of each Participant and the Employee Savings Account balances transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995, and Fund earnings or losses attributable to such contributions and transferred amounts credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

     d. Rollover Account - The detailed records kept of amounts, including rollover contributions made by a Participant or on his behalf in accordance with Article XI, the Employee Rollover Account balances transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995, the account balances (if any) attributable to elective deferrals under Code Section 401(k) in the Omni Capital Group, Inc. Employee Stock Ownership Plan transferred to this Plan as part of the termination of said Employee Stock Ownership Plan and the Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

     e. Profit Sharing Account - The detailed records kept of amounts, including profit sharing contributions made on or after October 1, 1993 and the account balances transferred to this Plan from the CCB Financial Corporation Employee Stock Ownership Plan on October 1, 1993 and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

     f. Merged Plan Account - The detailed records kept of amounts, including the Employer Matching and Employer Incentive Profit Sharing Accounts transferred to this Plan from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on or about July 1, 1995 and Fund earnings or losses credited or charged to each Participant on these amounts in accordance with the terms of the Plan.

2. Amend Section 1.32 SERVICE WITH OTHER EMPLOYERS by adding a paragraph which shall read as follows:

     An Employee who was an employee of Security Capital Bancorp on May 19, 1995 and who became an Employee as a result of the merger of Security Capital Bancorp into CCB Financial Corporation shall be credited with Eligibility Service and Vesting Service under this Plan for service with Security Capital Bancorp as if it had been service with the Employer.

3. Amend Section 2.01. CONDITIONS OF ELIGIBILITY by adding a paragraph following the end of the second paragraph thereof which shall read as follows:

     A Participant in the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on June 30, 1995 shall become a Participant in this Plan on July 1, 1995 provided his June 30, 1995 account balance in the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan is transferred to this Plan pursuant to the merger of the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan into this Plan on or about July 1, 1995. Said Participant shall have an Individual Account on July 1, 1995 consisting of the following accounts: a Merged Plan Account shall be established in his name in accordance with Section 11.07 consisting of the amounts that had been credited to his Employer Matching Account and Employer Incentive Profit Sharing Account in the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan, a Tax Deferred Account consisting of the amounts that had been credited to his Employee Savings Account in the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan, and a Rollover Account consisting of the amounts that had been credited to his Employee Rollover Account in the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan. Said Participant and his Individual Account will be subject to the terms and conditions of this Plan in all respects.

4. Delete Section 4.04 WITHDRAWALS and substitute in lieu thereof the following:

     Section 4.04 - A Participant may, by making written application to the Committee at least fifteen days prior to a Valuation Date, request permission to withdraw his Tax
     Deferred Account, Rollover Account, Merged Plan Account, and the vested portion of his Matching Account and Profit Sharing Account as of said Valuation Date.

     The Committee shall permit such withdrawal of the entire Tax Deferred Account, the entire Rollover Account, the entire Merged Plan Account, and the vested portion of his Matching Account and Profit Sharing Account if the Participant is age 59 1/2 or older.

     The Committee shall permit withdrawal (under the rules set forth below) of the entire Tax Deferred Account available for withdrawal, the entire Rollover Account, the entire Merged Plan Account, the vested Matching Account, and the vested Profit Sharing Account if the Participant can demonstrate financial hardship to the satisfaction of the Committee even though the Participant has not attained age 59 1/2. Such permission shall be given only if, under uniform rules and regulations, the Committee determines that the purpose of the withdrawal is to meet immediate and heavy financial needs of the Participant, the amount of the withdrawal does not exceed such financial need, the amount of the withdrawal is not reasonably available from the resources of the Participant, and the amount to be withdrawn is to be used to meet an unusual or special situation in the Participant's financial affairs. Such unusual or special situations shall be limited to the post-secondary school educational expenses for the Participant, his spouse, children, or dependents, the purchase of the principal residence of the Participant, medical expenses which are not covered by insurance of the Participant, his spouse, or dependents, threatened eviction from or foreclosure on the mortgage on the Participant's principal residence, and funeral expenses of a family member; provided, that such permission shall be applied uniformly to all Participants in like circumstances.

     For Plan Years beginning before January 1, 1989, the amount of the Tax Deferred Account available for a hardship withdrawal shall be the entire Account. For Plan Years beginning on or after January 1, 1989, the amount of the Tax Deferred Account available for a hardship withdrawal shall be limited to an amount equal to: the Tax Deferred Account balance as of December 31, 1988, plus tax deferred contributions made since that Valuation Date, less hardship withdrawals from the Tax Deferred Account taken since that Valuation Date.

     Withdrawals shall be made from a Participant's accounts in the following order: Voluntary Account, Tax Deferred Account, Rollover Account, Merged Plan Account, Matching Account, and Profit Sharing Account. The minimum withdrawal permitted from an account shall be the lesser of $500 or the entire withdrawable amount in that account. No withdrawal shall be made from an account until the entire amount withdrawable from the accounts preceding that account in the above order have been withdrawn.

5. Amend Section 5.04 WITHDRAWALS by deleting the second paragraph thereof and substituting in lieu thereof the following:

     Withdrawal by a Participant from his Voluntary Account shall in no way affect such Participant's Matching Account, Profit
     Sharing Account, Merged Plan Account, Tax Deferred Account, or Rollover Account.

6. Delete Section 6.02 METHOD AND MEDIUM OF PAYMENT and substitute in lieu thereof the following:

     Section 6.02 METHOD AND MEDIUM OF PAYMENT

     a. The vested benefits due a Participant or Beneficiary in accordance with this Article shall be paid to the Participant or Beneficiary in cash; provided, however, that a Participant or Beneficiary may elect to have his entire Profit Sharing and Merged Plan Accounts paid in a single payment consisting of whole shares of CCBF stock with the value of any fractional share and the value of his other Accounts paid in cash.

     b. If the vested benefits due a Participant or Beneficiary in accordance with this Article do not exceed $3,500, such benefits will be paid in a single cash payment.

          If the vested benefits due a Participant or Beneficiary in accordance with this Article exceed $3,500, such benefits shall be paid to the Participant or Beneficiary in one of the following forms as elected in writing by the Participant or Beneficiary:

          1.   A single sum payment.

          2. Equal installments from the Trust (including interest on the undistributed balance) over a period certain not to exceed the life expectancy of the Participant, or a period certain not to exceed the joint and last survivor expectancy of the Participant and his designated Beneficiary.

          3. Purchase of a term certain nontransferable annuity with payments to be made over a period certain not to exceed the life expectancy of the Participant, or a period certain not to exceed the joint and last survivor expectancy of the Participant and his designated Beneficiary.

     c. For all payments made on or after January 1, 1993, a Participant, or a Beneficiary who is either the Participant's surviving spouse or the Participant's former spouse who is an alternate payee under a qualified domestic relations order (as defined in Code
          Section 414(p)) with respect to the payment, whose payment exceeds $200 may elect for any portion (not less than $500, or the entire benefit if less) of the payment that would be an Eligible Rollover Distribution to be paid directly to an Eligible Retirement Plan specified by such Participant or Beneficiary in a direct rollover.

          For this purpose an Eligible Rollover Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          For this purpose an Eligible Rollover Distribution means any distribution to an individual from this Plan other than: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the individual or the joint lives (or joint life expectancies) of the individual and the individual's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401
          (a)(9) of the Code (distributions described in Article
          VII); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

7. Delete Section 6.08 and substitute in lieu thereof the following:

           Section 6.08 TERMINATION BENEFIT - If a Participant terminates his employment for reasons other than Retirement, Disability, or Death, he shall be entitled to a benefit equal to the sum of the following:

     a. All of his Tax Deferred Account balance as it exists on the Valuation Date coinciding with or next following the date on which his employment with the Employer terminated.

     b. All of his Voluntary Account balance as it exists on the Valuation Date coinciding with or next following the date on which his employment with the Employer terminated.

     c. All of his Rollover Account balance as it exists on the Valuation Date coinciding with or next following the date on which his employment with the Employer terminated.

     d. All of his Merged Plan Account balance as it exists on the Valuation Date coinciding with or next following the date on which his employment with the Employer terminated.

     e. A percentage of his Matching Account and Profit Sharing Account balances as they exist on the Valuation Date coinciding with or next following the date on which his employment with the Employer terminated based on the Benefit Table immediately following:

                        BENEFIT TABLE

                Years of                Percentage
            Vesting Service        Payable as a Benefit


               Less than Two Years           0%
               Two Years                    20%
               Three Years                  40%
               Four Years                   60%
               Five Years                   80%
               Six or More Years           100%

          If a Participant returns to the employ of the Employer after 5 consecutive Breaks in Service, Vesting Service after such 5 consecutive Breaks in Service shall not be recognized for the purpose of increasing the vested portion of his Individual Account as it existed on the Valuation Date next following his 5 consecutive Breaks In Service. Such Individual Account shall be maintained in accordance with Articles IV and V, and a new Individual Account shall be established on his behalf. Future contributions shall be allocated to this new Individual Account.

8. Add a new Section 11.07 ADMINISTRATION OF MERGED PLAN ACCOUNT which shall read as follows:

                  Section 11.07 ADMINISTRATION OF MERGED PLAN
     ACCOUNT - In connection with the merger of the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan into this Plan on or about July 1, 1995, the Committee shall establish and maintain a separate account (which shall be called a "Merged Plan Account") in the name of each Participant whose Employer Matching Account and/or Employer Incentive Profit Sharing Account from the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan was transferred to the Plan. Said Employer Matching Account and Employer Incentive Profit Sharing Account that were transferred to the Plan on behalf of a Participant shall be credited to the Participant's Merged Plan Account. If the Employer Matching Account and the Employer Incentive Profit Sharing Account are not full vested and nonforfeitable, these accounts shall be maintained as subaccounts within the Merged Plan Account and shall be subject to vesting schedules applicable to these Accounts under the Security Capital Bancorp Employees' Incentive Profit Sharing and Savings Plan on June 30, 1995. Separate records shall be kept as to all transactions affecting a Merged Plan Account. However, for investment purposes, Merged Plan Accounts shall not be segregated and held and invested separately but rather shall be held by the Trustee and commingled with the other funds of the Plan.

     Allocations of Employer contributions shall be made without regard to the Merged Plan Accounts. The realized and unrealized gains or losses of the Merged Plan Accounts shall be allocated among the Participants who have Merged Plan Accounts in the same manner as Employer and Employee contributions, as provided in Articles IV and V of the Plan.


     IN WITNESS WHEREOF, CCB Financial Corporation has caused this agreement to be executed this 20th day of March, 1995.

                                        CCB FINANCIAL CORPORATION

                                        By: /S/ ERNEST C. ROESSLER
                                        President

ATTEST:

/S/ CHRISTIE L. POWELL
Assist. Secretary